UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT

               Pursuant to Section 13 OR 15(d) of
               The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) October 28, 1999
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                            SJW Corp.
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     (Exact name of registrant as specified in its charter)


California                         1-8966         77-0066628
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(State or other jurisdiction   (Commission      (IRS Employer
of incorporation)               File Number)  Identification No.)


    374 W. Santa Clara Street, San Jose, California      95196
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(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code (408) 279-7810
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                         Not Applicable
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  (Former name or former address, if changed since last report)

Item 5.  Other Events

         On October 28, 1999, SJW Corp. (the "Registrant") and American Water Works Company, a Delaware corporation, ("American") entered into a definitive merger agreement by which a wholly owned subsidiary will merge with and into the Registrant. A copy of the press release issued by the Registrant on October 29, 1999 concerning the foregoing transaction is filed herewith as Exhibit 99.1 and is incorporated by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (a)  Exhibits

              99.1  Press Release of Registrant, dated
                    October 29, 1999, announcing Registrant's agreement to merge with a wholly owned subsidiary of American.



SIGNATURES

          Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            SJW Corp.
                            -------------------------------------

November 1, 1999            /s/ Angela Yip
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                            Angela Yip, Chief Financial Officer


EXHIBIT INDEX

Exhibit
Number       Description of Document
--------     -----------------------
99.1         Press Release of Registrant, dated October 29, 1999,
             announcing Registrant's agreement to merge with a wholly owned subsidiary of American.



PRESS RELEASE                                      EXHIBIT 99.1


AMERICAN WATER WORKS COMPANY, INC.
AND SJW CORP. SIGN MERGER AGREEMENT

TRANSACTION ENHANCES NATION'S LARGEST INVESTOR-OWNED WATER
COMPANY'S POSITION IN WESTERN UNITED STATES

VOORHEES, N.J., October 29, 1999 - American sWater Works Company, Inc. (NYSE:AWK) President and CEO J. James Barr and SJW Corp. (AMEX:SJW) President and CEO W. Richard Roth today jointly announced an agreement to merge SJW Corp. into American Water Works Company. Strategically, this positions American Water Works Company to be an active participant in a market that continues to experience significant population growth, which presents a variety of challenging water supply and quality issues. American Water Works Company is uniquely qualified to expand the resources currently available to SJW Corp. and address these issues in partnership with the state and local communities.

American Water Works Company has agreed to acquire all the common stock of SJW Corp. for approximately $390 million in cash, or $128 per share and assumption of $90 million in debt. SJW Corp., through its subsidiary San Jose Water Company, provides water to 216,000 customers or approximately one million people in San Jose, California and nearby communities.

"We are very excited about this transaction," commented Roth. "It provides our customers access to additional state-of-the-art technologies, provides more career opportunities for our employees with the largest water company in the United States, and provides shareholder value for both SJW Corp. and American Water Works Company investors."

Barr noted, "SJW Corp. is a premier regional water company. This merger, combined with our existing California operations and our recently announced acquisition of the water and wastewater assets of Citizens Utilities Company, strategically positions the Company to further participate in significant growth opportunities in the Western United States. We will now have about 516,000 customers or 17% of our total customer base located in California, Arizona and New Mexico, significantly enhancing the geographic diversity of the more than 3 million customers served by subsidiary companies."

"We will now be focusing our attention on the successful integration of both SJW Corp. and Citizens Utilities Company water and wastewater assets into the American Water System," concluded Barr. It is anticipated that both transactions will be completed in 8-12 months following regulatory approval, termination of the waiting period under Federal antitrust laws and completion of other requirements. These acquisitions will be dilutive to earnings per share by approximately 3 to 4 cents for about 18 months while integration takes place, Barr noted. "Our focus is on building a much broader basis for long-term earnings growth. This is consistent with our commitment to the creation of shareholder value for years to come."

SJW Corp. is a holding company with two wholly-owned subsidiaries, San Jose Water Company and SJW Land Company. San Jose Water Company is the largest single water system regulated by the California Public Utilities Commission. SJW Corp. also owns 1,099,952 shares (8.7%) in California Water Service Group. American Water Works Company is the largest and most geographically diverse investor-owned water utility business in the U.S. The Company's utility subsidiaries and affiliates now serve approximately 10 million people in 23 states. Following the closing of this acquisition and the acquisition of the water and wastewater utility assets of Citizens Utilities Company, American Water Works Company utility subsidiaries will serve over 3 million customers, or a population of 12 million.

This release may contain certain forward looking statements involving known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. These factors include, among others, the following: general economic and business conditions; competition; success of operating initiatives, advertising and promotional efforts; existence of adverse publicity or litigation; changes in business strategy or plans; quality of management; business ability and judgement of personnel; availability, terms and development of capital; business abilities and judgment of personnel; changes in, or the failure to comply with governmental regulations; and Year 2000 issues.